TURBOSONIC RECEIVES US$ 1 MILLION
                                NEW SYSTEMS ORDER

      For Immediate Release
      Waterloo, Ontario, Canada
      December 12, 2002

      TURBOSONIC TECHNOLOGIES, INC. (OTC Bulletin Board - TSTA), a leader in air pollution control technology, today announced its receipt of a new order totaling approximately US$1 million.

      The order, from a pulp mill in Michigan, is for a wet electrostatic precipitator system to control sub-micron particulate emissions, and includes TurboSonic's Turbotak Wet Scrubber and SonicKleen(TM) Wet Electrostatic Precipitator products.

      Edward Spink, TurboSonic's Chairman and CEO, said "This order continues TurboSonic's success with air pollution control applications in the Pulp and Paper industry. This order was won in a very competitive bidding process with TurboSonic not being the low bidder, thus reinforcing our belief of our reputation for quality and performance in the industry."

      TurboSonic Technologies designs and markets proprietary air pollution control technologies to industrial customers worldwide. Its products are designed to meet and exceed the strictest emissions regulations, improve performance, reduce operating costs and recover valuable by-products. Industries served include Pulp & Paper, Metals & Mining, Cement, Waste Incineration, Power Generation, Wood Products and Petrochemicals.

      Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statement. Factors that impact such forward looking statements include, among others, changes in worldwide general economic conditions, changes in interest rates, government regulations, and worldwide competition.

      For further information, contact:

                      Patrick Forde, President
             TurboSonic Technologies, Inc.
                      550 Parkside Drive, Unit A-14
             Waterloo, Ontario, Canada N2L 5V4
                      Phone: (519) 885-5513 Fax: (519) 885-6992
             www.turbosonic.com email: info@turbosonic.com